UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

As previously disclosed, on June 7, 2017, Ritter Pharmaceuticals, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the closing bid price for its common stock had been below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The Company has until December 4, 2017 to regain compliance with the minimum bid price requirement. In addition, pursuant to Nasdaq Rule 5810(c)(3)(A)(ii), if the Company satisfies the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The Nasdaq Capital Market (other than the minimum bid price requirement), based on the Company’s most recent public filings and market information, and notifies Nasdaq of its intent to cure the minimum bid price deficiency, it will be afforded an additional period of 180 days to regain compliance with the minimum bid price requirement.

As of the date of this filing, the Company meets the continued listing requirement for market value of publicly held shares and, except for the minimum bid price requirement, the Company also meets the other initial listing requirements for The Nasdaq Capital Market, including having stockholders’ equity of at least $5 million.

As of the date of the Company’s last quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed on October 31, 2017, the Company did not meet the minimum stockholders’ equity requirement. However, as previously disclosed, on October 3, 2017, the Company closed a public offering of Class A Units and Class B Units (the “Offering”), in which the Company issued and sold, among other securities, 34,550,000 shares of its common stock. Aggregate gross proceeds to the Company from the Offering were approximately $23.0 million. As a result of the Offering, as of the date of this filing, the Company’s stockholders’ equity exceeds $5 million.

The Company intends to provide to the Listing Qualifications Department of The Nasdaq Stock Market this information and written notice of its intention to cure the deficiency during the second compliance period, including, if necessary, implementing a reverse split of the Company’s common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

	By:	/s/ Michael D. Step
	Name:	Michael D. Step
	Title:	Chief Executive Officer

Date: December 1, 2017